EXHIBIT 10.9
CONFIDENTIAL TREATMENT REQUESTED FOR
PORTIONS OF THIS DOCUMENT

DIRECT SALES AND LICENSE AGREEMENT
LERNOUT & HAUSPIE SPEECH PRODUCTS N.V. & ANDREA ELECTRONICS CORPORATION

THIS DIRECT SALE AND LICENSE AGREEMENT (this "Agreement") is made as of the 13/th/ day of October 1997 by and between Lernout & Hauspie Speech Products and its subsidiaries, a Belgian corporation (hereinafter referred to as "L&H") and Andrea Electronics Corporation, a New York corporation (hereinafter, together with its wholly-owned subsidiaries, collectively referred to as "AEC").

1 CONSIDERATION. The parties are entering into this Agreement for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

2 BACKGROUND. L&H develops, markets, licenses and supports automated speech recognition software programs, among them, the software programs identified in Schedule 2.1(a) attached hereto, the most recent versions of which software programs as of the date hereof are referred to as the "Software". AEC develops, markets and sells, among other products, personal computer based headsets, including, among others, the headsets identified in Schedule 2.1(b), each of which such identified headsets is referred to singly as a "Headset" and collectively as the "Headsets". L&H desires to sell headsets bundled with various Kurzweil, a division of Lernout & Hauspie, dictation and voice command software products and on a stand-alone basis to L&H end-users. AEC desires to sell headsets to L&H for bundling with Kurzweil, a division of Lernout & Hauspie, dictation and voice command software products and for resale to L&H end-users in accordance with the terms and conditions of this agreement.

3    DIRECT SALES.

     3.1 Headsets. AEC hereby agrees on the terms set forth herein to sell Headsets to L&H for resale by L&H only to L&H Customers.

     3.2 Trade Names, Trade Marks and Copyrighted Materials. AEC hereby grants to L&H a non-transferable, non-exclusive, right and license during the term of this Agreement to use the trade names, trade marks and copyrighted materials of AEC identified in Schedule 3.2 attached hereto (the "AEC Names, Marks and Materials") in connection with the resale, distribution, marketing and promotion of the Headsets to L&H customers as provided herein. Such activities as are licensed under this Section 3.2 are referred to as the "Licensed Activities".

     3.3 Product Warranty. Subject to the provisions of this Agreement relating to customer service to be provided by L&H for Headsets purchased by L&H, AEC hereby agrees that L&H shall have the right to pass on to L&H customers the product warranty that AEC ordinarily and customarily provides to purchasers of such Headsets and set forth in Schedule 3.3 attached hereto (such product warranty in such form being referred to as the "Product Warranty").

     3.4 Export. The parties anticipate that Kurzweil, a division of Lernout & Hauspie, may, from time to time, request AEC to ship Headsets purchased by L&H under this Agreement to locations specified by Kurzweil, a division of Lernout & Hauspie. L&H agrees that it shall not itself or request AEC or any other party to ship, directly or indirectly, Headsets or other materials provided by AEC hereunder to any country for which the United States requires an export license or other governmental approval at the time of such export.

     3.5 Resale Restrictions. For the term of this agreement, Kurzweil, a division of Lernout & Hauspie will not market, promote, distribute or sell any headsets other than the Headsets purchased hereunder. Kurzweil, a division of Lernout & Hauspie, further agrees that resales by it of Headsets shall not vary substantially from the manufacturer's suggested retail prices set forth in Schedule 2.1(b).

     3.5.1 Price/Performance Protection: AEC understands that Kurzweil, a division of Lernout & Hauspie will continue its evaluation of microphones in all form factors, including headsets. If Kurzweil, a division of Lernout & Hauspie, finds a microphone exceeding the price/performance of the NC80 or NC8, L&H will notify AEC of said finding, and grant AEC a grace period of (CONFIDENTIAL TREATMENT REQUESTED) days to provide a microphone of equivalent price/performance. If AEC is unable to provide a microphone of equivalent price/performance within the grace period, Kurzweil, a division of Lernout & Hauspie, will be entitled to purchase, market, promote and sell microphones from other vendors on a non-exclusive basis.

4      PURCHASE ORDERS, PURCHASE PRICE AND PAYMENT.

     4.1 Minimum Amount. Each order for Headsets under this Agreement shall be for a minimum of (CONFIDENTIAL TREATMENT REQUESTED) Headsets and shall be set forth in writing and delivered to AEC.

     4.2 Purchase Price. L&H shall pay to AEC for each Headset purchased by L&H under this Agreement the purchase price set forth in Schedule 2.1(b) for such Headset,which such purchase price is quoted FOB Hong Kong. AEC agrees that the price provided by AEC to L&H under this Agreement for each Headset model set forth in Schedule 2.1(b) will not exceed (CONFIDENTIAL TREATMENT REQUESTED).

     4.3 Delivery. In accordance with schedule 4.3 attached hereto, all deliveries of Headsets covered by any purchase order received by AEC from L&H under this Agreement shall be made in bulk, FOB Shipping Point by the (CONFIDENTIAL TREATMENT REQUESTED) day after receipt by AEC of such purchase order. All deliveries hereunder shall be in bulk form and shall be made as L&H shall specify to AEC.

     4.4 Payment. Payment of the purchase price for Headsets purchased by L&H under this Agreement shall be made NET (CONFIDENTIAL TREATMENT REQUESTED) days by L&H following the date of delivery. Payment shall be made in U.S. dollars. Any payments made after the due date shall bear interest at a rate of (CONFIDENTIAL TREATMENT REQUESTED) per month.

5    DISTRIBUTION AND PROMOTIONAL LITERATURE.

     5.1  Distribution to L&H Customers. (CONFIDENTIAL TREATMENT REQUESTED)

     5.2  Promotional Literature.  (CONFIDENTIAL TREATMENT REQUESTED)

6    PACKAGING.

     6.1 Responsibility. L&H shall be responsible for the packaging of the Headsets purchased by L&H hereunder for resale to L&H Customers.

     6.2 Approval by AEC. Prior to their use in connection with resales by L&H to L&H Customers, all packaging of Headsets sold by AEC for resale hereunder shall be submitted to AEC for review by AEC. AEC shall have the right to prohibit the use of any portion of such packaging that AEC reasonably believes could damage AEC's or the Headset's image or customer appeal or that is misleading about the capabilities, use or function of the Headsets, or the rights in the technology comprising the Headsets or the AEC Marks, Names and Materials.

     6.3 Product Warranty. All packaging of Headsets distributed by L&H shall include a written copy of the Product Warranty.

     6.4 Not A Sale. None of the information or promotional materials concerning the Headsets shall state or imply that the intellectual property of AEC comprising the Headsets is being sold outright to L&H or any manufacturer, distributor, reseller or end-user, but shall in all cases refer to the grant of "a license to use" such intellectual property.

     6.5 Intellectual Property Markings. L&H shall not alter or remove any copyright, trademark, patent, patent pending, proprietary and/or other legal notice contained on or in the Headset. The existence of any copyright notice shall not be construed as an admission, or be deemed to create a presumption, that any publication of AEC copyrighted material has occurred.

     6.6  Expenses. (CONFIDENTIAL TREATMENT REQUESTED)

7 COOPERATION. The parties shall cooperate with each other to their mutual benefit as follows:

     7.1 Web Site Links. Each of L&H and AEC will incorporate in its own web site a so-called "hot-link" to the other's web site.

     7.2 Joint Promotion. L&H and AEC will promote their joint relationship and the symbiosis of the Headsets and Software through press releases, all relevant trade shows that pertain to the markets in which the Headsets and Software are being marketed, and in relevant collateral material.

     7.3  Customer Service.  (CONFIDENTIAL TREATMENT REQUESTED)

     7.4 Returns and Product Warranty Service. Andrea shall be responsible for and shall bear any and all expenses incurred in connection with the handling of returns of Headsets for service or replacement under the Product Warranty.

8    TERM AND TERMINATION.

     8.1 This Agreement shall have an initial term of one (1) year commencing on the date first set forth above and shall automatically renew for successive terms of one (1) year each unless one party provides written notice of non-renewal to the other party at least (CONFIDENTIAL TREATMENT REQUESTED) prior to the expiration of the then current term or unless earlier terminated as the result of a breach by a party.

     8.2 If either party shall breach any term, condition or provision of this Agreement and if the breaching party shall (a) fail to cure such breach within (CONFIDENTIAL TREATMENT REQUESTED) days after receipt from the other party of a notice of such breach or (b) in the case of breaches which require more than (CONFIDENTIAL TREATMENT REQUESTED) days to effect a cure, fail to commence and continue in good faith efforts to cure such breach, provided that such cure shall be effected no later than (CONFIDENTIAL TREATMENT REQUESTED)days after receipt of such notice of such breach, the non-breaching party may terminate this Agreement by written notice to the other party.

9    CONFIDENTIAL INFORMATION.

     9.1 Definition. In the course of the parties working together under this Agreement, each party will have occasion to acquire and/or receive from the other party and each party will have occasion to disclose to the other party information that is not public, that is of critical competitive and financial importance to the disclosing party and that the disclosing party wishes to maintain in confidence. All of such information however acquired by the receiving party, including, without limitation, trade secrets, customer lists, business plans, marketing plans, non-public financial data, product specifications and designs, the existence, nature, substance, progress and results of research and development projects, concepts, inventions, discoveries, formulations, processes, drawings, documents, records, software, or any other information, whether similar to the specified information or not, that is identified as confidential to the disclosing party, to any parent, subsidiary or affiliate company thereof or to any third party, is hereinafter referred to as such party's "Confidential Information".

     9.2 General Rule regarding Non-disclosure. Accordingly, each party in its capacity as a party receiving Confidential Information agrees on behalf of itself and its principals, partners, directors, officers, employees and advisors (collectively "Employees") and that without the prior written approval of the disclosing party, it will not:

     9.2.1 use the disclosing party's Confidential Information for its own benefit, except in connection with the carrying out of its responsibilities and obligations under this Agreement;

     9.2.2 use the disclosing party's Confidential Information for anyone else's benefit for any reason;

     9.2.3 disclose the disclosing party's Confidential Information to anyone other than to those Employees with a need to know the information in order to carry out its responsibilities and obligations under this Agreement.

     9.3 Exceptions. The obligation of confidentiality shall not relate to any information (a) that was already known to the receiving party prior to its disclosure by the disclosing party; (b) that is or becomes publicly known through no act or fault of the receiving party; (c) that is received by a party (without a breach of this Agreement) from a third party with no restrictions as to its disclosure; or (d) that is required to be disclosed pursuant to applicable law, a court order, a judicial proceeding, or the enforcement hereof, provided that the party whose information is to be disclosed is provided with reasonable prior written notice so that such party may contest such disclosure.

     9.4 Return of Confidential Information. Upon the request of a party, the other party will return any of the requesting party's Confidential Information that is in tangible form and any physical manifestations of such Confidential Information.

     9.5 Employees. The receiving party shall take all reasonable steps necessary to ensure that its employees are bound by restrictions regarding the use and disclosure of the disclosing party's Confidential Information similar to those contained herein.

     9.6 Injunctive Relief. Each party understands, acknowledges and agrees that Confidential Information is of great competitive as well as monetary value and that, therefore, each party shall have the right to bring an action to enjoin any unauthorized disclosure or use of its own Confidential Information by the other party, it being agreed that a suit for monetary damages alone would be an inadequate remedy.

     9.7 Degree of care. Each party as a receiving party shall use the same degree of care in protecting the confidentiality of confidential information received from the other party as such receiving party uses to protect its own confidential information.

10   AEC WARRANTY AND INDEMNITY FOR INFRINGEMENT.

     10.1 Warranty.

     10.1.1 AEC warrants (i) that it has the right to grant the licenses contained herein to L&H for the Licensed Activities, and (ii) that the Licensed Activities and the use of the Headsets by end-users will not infringe any patent rights, copyrights or other intellectual property rights of a third party.

     10.1.2 AEC MAKES NO WARRANTY WITH RESPECT TO INTELLECTUAL PROPERTY RIGHTS IN ANY COUNTRIES, OR OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER OR FURTHER WARRANTY, EITHER EXPRESS OR IMPLIED OR BY TRADE USAGE, IN CONNECTION WITH THE HEADSETS OR THE CONDUCT OF THE LICENSED ACTIVITIES.

     10.2 Indemnity.

     10.2.1 AEC agrees to indemnify and hold L&H and L&H customers that purchase Headsets from L&H hereunder harmless from, and defend L&H against, any loss, cost, damage, or expense and any claims therefor (including reasonable attorney's fees and expenses) suffered by L&H that arise from the infringement or the alleged infringement by the Headsets or the conduct of the Licensed Activities of any patent rights, copyrights or other intellectual property rights of a third party, including any claim of misappropriation of trade secrets (each a "Claim").

     10.2.2 In the event a Claim is made, in order to be entitled to the indemnity hereunder, L&H and any L&H customer indemnified hereunder must promptly notify AEC thereof in writing and must tender the defense of the Claim to AEC in writing. AEC shall undertake the defense of the Claim at its own expense and in a prompt and competent manner.

     10.3 Limitations and Exclusions.

     10.3.1 AEC SHALL HAVE NO LIABILITY OR OBLIGATION HEREUNDER TO L&H WITH RESPECT TO ANY CLAIM THAT RESULTS FROM OR IS BASED ON (i) ANY IMPROVEMENTS, UPDATES, MODIFICATIONS OR OTHER CHANGES TO THE HEADSETS THAT ARE NOT MADE BY AEC; (ii) IMPROPER USE OF THE HEADSET; (iii) THE MALFUNCTIONING OF ANY HEADSET NOT OTHERWISE COVERED BY THE WARRANTY SET FORTH IN SCHEDULE 3.3; OR (iv) END-USER ERROR.

     10.3.2 AEC SHALL HAVE NO LIABILITY OR OBLIGATION TO L&H HEREUNDER WITH RESPECT TO ANY CLAIM OF INFRINGEMENT OF A PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT IN WHICH AEC OR ANY AFFILIATE OF AEC HAS AN INTEREST OR LICENSE OTHER THAN THE INTEREST GRANTED HEREUNDER.

     10.3.3 IF ANY HEADSETS BECOME, OR IN AEC'S OPINION IS LIKELY TO BECOME, THE SUBJECT OF A CLAIM, AEC AT ITS OWN OPTION AND EXPENSE SHALL EITHER (i) PROCURE FOR L&H AND/OR L&H CUSTOMERS THAT HAVE PURCHASED HEADSETS FROM L&H THE RIGHT TO CONTINUE USING SUCH HEADSETS; (ii) REPLACE OR MODIFY THE HEADSETS SO THAT THEY BECOME NON-INFRINGING.

11   RESERVED.

12   L&H'S INDEMNITY FOR INFRINGEMENT.

     12.1 Indemnity. L&H agrees to indemnify and hold AEC harmless from, and defend AEC against, any loss, cost, damage, or expense and any claims therefor (including reasonable attorney's fees and expenses) suffered by AEC that arise from the publication and/or sale by L&H of the Software or that are based on (i) alleged infringement by the Software of any patent rights, copyrights or other intellectual property rights of a third party; (ii) on theories of product liability, warranty, personal injury; or (iii) arising out of the illegal exportation of any Software or Headset by L&H.

     12.2 Claims.  In the event any claim of the type described in Section
          12.1 is made against AEC, in order to be entitled to the indemnity provided hereunder, AEC must promptly notify L&H thereof and must tender the defense thereof to L&H in writing. L&H shall undertake the defense thereof at its own expense in a prompt and competent manner.

13   OTHER INDEMNITY MATTERS.

     13.1 NEITHER PARTY SHALL BE LIABLE OR OBLIGATED IN ANY MANNER UNDER THIS AGREEMENT TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE.

     13.2 Each party shall give the other party prompt written notice of any threat, warning or notice of any claim of which such party has knowledge or has reason to have such knowledge and for which indemnity is provided hereunder by a party.

14 NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed given either (a) when hand delivered to a party; (b) when deposited with any delivery service listed in
     Schedule 14 attached hereto with instructions to provide next-business-day delivery and proof of delivery to a party; or (c) when sent by facsimile transmission to a party followed immediately by delivery in conformity with clauses (a) or (b) of this Section 14, as follows:

     IF TO L&H AT:                           IF TO AEC AT:
     Sint-Krispinstraat 7                         11-40 45/th/ Road
     8900 leper, Belgium                     Long Island City, NY 11101
     Attn:  Legal Department                      Attn:  Legal Department
     Fax#:  (617) 893-6525                        Fax#:  (718) 784-8457

or to such other address of a party as such party may by notice hereunder designate to the other party.

15   MISCELLANEOUS.

     15.1 Entire Agreement; Amendments; Counterparts. This Agreement together with the schedules attached hereto contains the entire understanding of the parties on the subject matter hereof except as otherwise expressly contemplated herein and no representation, affirmation of fact, course of prior dealings, promise or condition in connection herewith or usage of the trade not expressly incorporated herein shall be binding on the parties; shall not be amended hereof except as otherwise expressly contemplated herein; shall not be amended except by written agreement of the parties signed by each of them; shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns; may be executed in one or more counterparts each of which shall be deemed an original hereof, but all of which shall constitute but one and the same agreement; and shall not be assignable by a party without the prior written consent of the other party.

     15.2 Assignment. L&H shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of AEC. AEC shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of L&H.

     15.3 Construction.

     15.3.1 The words "herein," "hereof," "hereunder," "hereby," herewith" and words of similar import when used in this Agreement shall be construed to refer to this Agreement as a whole. The word "including" shall mean "including, but not limited to," any enumerated items.

     15.3.2 Each party and its counsel has reviewed this Agreement. Accordingly, the normal rule of construction that any ambiguities and uncertainties are to be resolved against the party preparing an agreement will not be employed in the interpretation of this Agreement; rather the Agreement shall be construed as if all parties had jointly prepared it.

     15.4 Waivers. The failure to insist upon strict compliance with any term, covenant or condition contained herein shall not be deemed a waiver of such term, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

     15.5 Severability. In the event that any section or subsection of this Agreement or part thereof is found by competent judicial authority to be invalid, illegal or unenforceable in any respect, then such section or subsection or part thereof shall, if possible, be modified to the minimum extent necessary to render such section or subsection valid, legal and enforceable and still be consistent with the intent of the parties, and the validity, legality and enforceability of any such section or subsection or part thereof in every other respect and the remainder of this Agreement shall continue in effect.

     15.6 Force Majeure. Neither AEC nor L&H shall be in default or liable for any delay or failure of compliance with this Agreement due to an act of nature, public enemy, government action, freight embargo, or strike beyond the control of the defaulting party and the defaulting party shall provide the non-defaulting party immediate notice of any such anticipated delay or failure of compliance; provided, however, that any such act shall not relieve the defaulting party's obligations hereunder and such party hereby agrees to perform its obligations as soon as practicable after the conditions causing such delay or failure have subsided.

     15.7 Headings and Captions. The headings and captions of the sections and paragraphs herein are for convenience only and shall not be used to construe or interpret this Agreement.

     15.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule whether of the State of New York or any other jurisdiction that would cause the application hereto of the laws of any jurisdiction other than the State of New York. Each party agrees that any action arising under this Agreement may be brought in the federal or state courts in the County of New York, State of New York, and each party agrees to submit to the personal jurisdiction of such courts.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.  ANDREA ELECTRONICS CORPORATION



By:                                     By:
   -------------------------------         -----------------------------
     President                             Co-President

SCHEDULE 2.1(A) - L&H SOFTWARE

(CONFIDENTIAL TREATMENT REQUESTED)

SCHEDULE 2.1(B) - AEC HEADSETS


Product Description                                      Purchase Price  MSRP

(Confidential Treatment Request)


SCHEDULE 3.2 - AEC COPYRIGHTED MATERIALS

Andrea Electronics Corporation hereby grants to L&H, its subsidiaries and affiliates the nonexclusive, royalty-free right and license to use, in connection with the marketing of the Headsets, the Headset name(s) and trademarks used by the supplier to identify the Headsets including any portions thereof. If Andrea Electronics Corporation informs L&H in writing, that Andrea Electronics Corporation objects to L&H's use of the Headset(s) names and trademarks, L&H will take reasonable steps to modify it.

    (Confidential Treatment Requested)

SCHEDULE 3.3 - FORM OF AEC PRODUCT WARRANTY

Andrea warrants that all Headsets provided to L&H under the terms of this Agreement are free from defects in design, material and workmanship, and conform to all of AEC's Headset representations in this agreement and agreed upon Headset specifications.

                      (see attached Consumer Guarantee)

SCHEDULE 4.3 -

FOB Shipping point is defined as freight on board at AEC's shipping points in (CONFIDENTIAL TREATMENT REQUESTED). (CONFIDENTIAL TREATMENT REQUESTED)

SCHEDULE 14 - LIST OF APPROVED COURIERS FOR DELIVERY OF NOTICES

(CONFIDENTIAL TREATMENT REQUESTED)


ORDER SCHEDULE
(CONFIDENTIAL TREATMENT REQUESTED)

DELIVERY SCHEDULE
(CONFIDENTIAL TREATMENT REQUESTED)